[JordenBurt LLP]
[1025 Thomas Jefferson Street, N.W.]
[Suite 400 East]
[Washington, D.C.  20007-0805]
[(202) 965-8100]
[TELECOPIER:  (202) 965-8104]
[HTTP://WWW.JORDENUSA.COM]

                                    April 30, 2002

The Lou Holland Trust
One North Wacker Drive
Suite 700
Chicago, Illinois 60601

     Re: The Lou Holland Trust Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A, File Nos. 333-00935; 811-7533

Ladies and Gentlemen:

         We have acted as special counsel to The Lou Holland Trust, a Delaware business trust, regarding the federal securities laws applicable to the above-captioned Registration Statement. We hereby consent to the reference to us in the Registration Statement filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                /s/ Jorden Burt LLP
                                -------------------
                                Jorden Burt LLP